Exhibit 99(b)

Global Restructuring Actions

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. All statements contained or incorporated in this presentation which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements relating to volume growth, awarded sales contracts and earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements. Principal important factors, risks and uncertainties which may cause actual results to differ from those expressed in our forward-looking statements are: our ability to increase non-GM sales and achieve the labor benefits expected from our separation from GM, potential increases in our warranty costs, our ability to successfully implement our global restructuring plan, changes in economic conditions or political environment in the markets in which we operate, financial or market declines of our customers or significant business partners, labor disruptions or material shortages, the level of competition in the automotive industry, significant downturns in the automobile production rate, costs relating to legal and administrative proceedings, changes in laws or regulations pertaining to the automotive industry, our ability to realize costs savings expected to offset price reductions, our ability to make pension and other post-retirement payments at levels anticipated by management, our ability to successfully exit non-performing businesses and absorb contingent liabilities related to divestitures, our ability to complete and integrate acquisitions, changes in technology and technological risks, our ability to protect and assert patent and other intellectual property rights, and other factors, risks and uncertainties discussed in our annual report on Form 10-K for the fiscal year ended December 31, 2000 and other filings with the Securities and Exchange Commission. Delphi does not intend or assume any obligation to update any of these forward-looking statements.

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Global Restructuring Actions

• First quarter restructuring charge: $400 million after-tax

• Prudent in uncertain vehicle production environment

• Intent: Strengthen long-term earnings power

• Part of ongoing activities to improve profitability and streamline operations

– Reduce structural costs

– More focused product portfolio

– Leaner operations

Chart constitutes forward-looking information as to which risk factors identified at commencement of presentation apply	March 29, 2001 Page 2

Restructuring Detail

Structural eliminations

• Plant sales, closures or consolidations: 9 facilities

• Global headcount reduction: 5%

– 11,500 employees worldwide

	Headcount	% of Region
	Reduction	Employees

Non-U.S.	3,900	3%

U.S.	7,600	10%

Memo:

U.S. salaried	2,000	11%

U.S. hourly	5,600	10%

Chart constitutes forward-looking information as to which risk factors identified at commencement of presentation apply	March 29, 2001 Page 3

Longer-Term Impact of Actions

• Addresses weaker businesses

– $0.9 billion of $4 — $5 billion under portfolio review (~20%)

– Expect to complete balance in 2001 CY

• Expect to improve future profitability of another $0.7 billion of ongoing products

• Favorable cash earnings impact begins late 2001

– Anticipated to grow to $300 million annually by late 2003

Chart constitutes forward-looking information as to which risk factors identified at commencement of presentation apply	March 29, 2001 Page 4

Historic Earnings Curve

March 29, 2001

2001 First Quarter Outlook

• Revised outlook due to:

– Lower vehicle production volumes

– Softening aftermarket sales

– Poor mix due to de-contenting

– Erratic build schedules

• Revenue: $6.4 — $6.5 billion

• Net income / (loss)*: $0 — ($50) million

• Operating cash flow: $20 — $70 million

* Excludes impact of Q1 ‘01 restructuring charge

Chart constitutes forward-looking information as to which risk factors identified at commencement of presentation apply	March 29, 2001 Page 6

Historic Earnings Curve

March 29, 2001

2001 Second Quarter Outlook

• Expected production schedules stronger than Q1 ‘01

• Revenue: $6.8 — $6.9 billion

• Net income: $160 — $200 million

• Operating cash flow*: $300 — $400 million

* Before impact of any restructuring related separation costs

Chart constitutes forward-looking information as to which risk factors identified at commencement of presentation apply	March 29, 2001 Page 8

Summary

• Delphi remains committed to long-term strategy

– Improving business fundamentals

– Accelerating shift to electronic and electrically-enhanced products

• Actions necessary in face of challenging vehicle production environment

– Temporary cost reductions not sufficient

• Actions taken to strengthen Delphi’s product portfolio and long-term earnings power

Chart constitutes forward-looking information as to which risk factors identified at commencement of presentation apply	March 29, 2001 Page 9